BUFFETS HOLDINGS, INC. ANNOUNCES RESULTS FOR THE FIRST QUARTER OF FISCAL 2007

HIGHLIGHTS:

•	Total revenues down 2.4% in the first quarter
•	Same store sales down 0.4% for the quarter
•	Previously announced Merger with Ryan's Restaurant Group closed on November 1, 2006

EAGAN, Minn. — (BUSINESS WIRE) — November 6, 2006 — Buffets Holdings, Inc. (“Buffets Holdings”), the parent company of Buffets, Inc. (“Buffets”), today reported operating results for its 12-week, first quarter ended September 20, 2006.

Buffets Holdings reported a 2.4% decrease in total sales for the first quarter ended September 20, 2006, as sales decreased to $221.3 million compared to $226.7 million for the comparable prior year period. Average weekly sales for the first quarter of fiscal 2007 increased 2.1% over the comparable prior year period to $54,596. The improvement in average weekly sales reflects positive guest response to the introduction of display grills in 20 restaurants, and the closure of 22 low sales volume restaurants over the past year. Same-store sales for the first quarter of fiscal 2007 decreased by 0.4% as compared to those reported for the prior year period. This decrease was primarily attributable to a 3.0% increase in average check, offset by a 3.4% decline in guest traffic.

Net loss for the first quarter of fiscal 2007 was $1.1 million, as compared to a net income of $3.1 million for the first quarter of fiscal 2006. The decrease in net income was primarily attributable to lower total sales in the first quarter of fiscal 2007 compared with the comparable prior year period, resulting from the closure of 22 underperforming restaurants over the past year, higher interest expense related to rising interest rates on our term loans, the impact of higher accretion of non-cash interest expense on our 13 7/8% senior discount notes, and merger integration costs related to the merger with Ryan’s Restaurant Group.

Merger with Ryan’s Restaurant Group Completed

Buffets Holdings' previously announced merger with Ryan’s Restaurant Group was completed on November 1, 2006. The combined company, called Buffets, Inc. and headquartered in Eagan, Minnesota, is the nation’s largest buffet restaurant chain and one of the five largest companies in the casual and mid-scale dining segment. It has annual revenues greater than $1.7 billion, and operates 672 restaurants in 39 states, principally under the well-respected Ryan’s®, Fire Mountain®, Old Country Buffet® and HomeTown Buffet® brands. Ryan’s operates as a separate division of Buffets and continues to be based in Greer, South Carolina.

Continued Focus on Key Initiatives

Old Country Buffet® and HomeTown Buffet® now serve steak in every restaurant six or seven days a week and have received favorable guest response to their fall “Steakhouse Classics” promotion and related advertising campaign, which was launched in late September. We have continued the testing and installation of our display grill cooking stations and now have twenty units with this retrofit. In addition, Fire Mountain®, acquired in the merger with Ryan's Restaurant Group, has over 200 display grills in operation.

Buffets Holdings will be conducting a conference call to discuss operating results for the quarter ended September 20, 2006, on Monday, November 6, 2006 at 11:00 a.m. (Eastern). You may dial into this call starting at 10:45 a.m. (Eastern). The conference phone number is (888) 228-7864 and the conference ID number is 9706043. Chief Executive Officer Mike Andrews and Chief Financial Officer Keith Wall will host the call. In consideration of your fellow participants, the Company requests that cellular phones not be used. The conference call will be recorded and available for playback through Friday, November 17, 2006 at 6:00 p.m. (Eastern). Playback can be accessed by dialing (800) 642-1687 and requesting conference ID number 9706043. Information regarding non-GAAP financial measures discussed in the conference call can be found at www.buffet.com on the financial information page.

About Buffet Holdings

Buffets, Inc. currently operates 672 restaurants in 39 states comprised of 663 buffet restaurants and nine Tahoe Joe’s Famous Steakhouse® restaurants. The buffet restaurants are principally operated under the Old Country Buffet®, HomeTown Buffet®, Ryan’s® and Fire Mountain ® brands. Buffets also franchises 18 buffet restaurants in seven states. Buffets, Inc. employs approximately 43,000 team members and serves more than 220 million customers annually.

Safe Harbor Statement

The statements contained in this release that are not historical facts are forward-looking statements that are subject to risks and uncertainties that could cause actual results to differ materially from those set forth in, or implied by, the forward looking statements. The risks and uncertainties involving forward-looking statements include, but are not limited to, general and economic conditions, negative publicity, the impact of competition, the ability to integrate the restaurants acquired in the Ryan’s acquisition, the ability to realize the benefits and synergies of the Ryan’s acquisition, the seasonality of Buffets Holdings’ business, adverse weather conditions, future commodity prices, fuel and utility costs, labor costs, employment and environmental laws, public health developments including avian flu, government regulations, and inflation. For a detailed discussion of risks and uncertainties that you should consider, please refer to the “Risk Factors/Forward-Looking Statements” section contained in Buffets Holdings’ Form 10-K which was filed with the Securities and Exchange Commission on September 20, 2006. The statements in this release reflect Buffets Holdings’ current beliefs and are based upon information currently available to it. Be advised that developments subsequent to this release are likely to cause these statements to become outdated with the passage of time and no obligation is undertaken to provide updates with respect to the information.

CONTACT:
Buffets Holdings, Inc.
A. Keith Wall
Chief Financial Officer
(651) 994-8608

Tables to Follow

BUFFETS HOLDINGS, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

	June 28,	September 20,
	2006	2006
	(Unaudited)
	(In thousands, except share data)
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$20,219	$8,061
Receivables	4,879	4,485
Inventories	18,926	18,820
Prepaid expenses and other current assets	5,384	4,563
Deferred income taxes	10,324	10,324

Total current assets	59,732	46,253
PROPERTY AND EQUIPMENT, net	141,404	143,172
GOODWILL	312,163	312,163
DEFERRED INCOME TAXES	13,683	13,683
OTHER ASSETS, net	11,514	15,326

Total assets	$538,496	$530,597

LIABILITIES AND SHAREHOLDER'S DEFICIT
CURRENT LIABILITIES:
Accounts payable	$48,101	$43,315
Accrued liabilities	68,344	62,686
Income taxes payable	6,977	2,014
Current maturities of long-term debt	1,862	7,862

Total current liabilities	125,284	115,877
LONG-TERM DEBT, net of current maturities	460,652	463,934
DEFERRED LEASE OBLIGATIONS	28,356	28,435
OTHER LONG-TERM LIABILITIES	7,355	6,642

Total liabilities	621,647	614,888
SHAREHOLDER'S DEFICIT:
Preferred stock; $.01 par value, 1,100,000 shares authorized; none
issued and outstanding as of June 28, 2006 and September 20, 2006	--	--
Common stock; $.01 par value, 3,600,000 shares authorized; 3,104,510 shares issued and outstanding as of June 28, 2006 and 3,104,510 as
of September 20, 2006	31	31
Additional paid in capital	5	5
Accumulated deficit	(83,187)	(84,327)

Total shareholder's deficit	(83,151)	(84,291)

Total liabilities and shareholder's deficit	$538,496	$530,597

BUFFETS HOLDINGS, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

	Twelve Weeks Ended
	September 21,	September 20,
	2005	2006
	(Unaudited)
	(In thousands)
RESTAURANT SALES	$226,738	$221,276
RESTAURANT COSTS:
Food	74,775	76,554
Labor	64,142	62,693
Direct and occupancy	53,099	53,486

Total restaurant costs	192,016	192,733
ADVERTISING EXPENSES	7,183	7,227
GENERAL AND ADMINISTRATIVE EXPENSES	10,046	9,728
CLOSED RESTAURANT COSTS	256	742
MERGER INTEGRATION COSTS	--	440

OPERATING INCOME	17,237	10,406
INTEREST EXPENSE	11,868	13,228
INTEREST INCOME	(82)	(28)
LOSS RELATED TO REFINANCING	647	243
OTHER INCOME	(197)	(202)

INCOME (LOSS) BEFORE INCOME TAXES	5,001	(2,835)
INCOME TAX EXPENSE (BENEFIT)	1,877	(1,695)

Net income (loss)	$3,124	$(1,140)

BUFFETS HOLDINGS, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

	Twelve Weeks Ended
	September 21,	September 20,
	2005	2006
	(Unaudited)
	(In thousands)
OPERATING ACTIVITIES:
Net income (loss)	$3,124	$(1,140)
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Depreciation and amortization	7,275	7,384
Amortization of debt issuance cost	353	413
Accretion of original issue discount	3,072	3,748
Loss on disposal of assets	24	249
Changes in assets and liabilities:
Receivables	(105)	394
Inventories	(11)	172
Prepaid expenses and other current assets	1,274	190
Accounts payable	(4,631)	(4,786)
Accrued and other liabilities	(4,303)	(6,335)
Income taxes payable	(323)	(4,963)

Net cash provided by (used in) operating activities	5,749	(4,674)

INVESTING ACTIVITIES:
Acquisitions, net of liabilities assumed	--	(3,468)
Purchase of property and equipment	(5,751)	(6,836)
Collections on notes receivable	183	697
Purchase of other assets	(438)	(3,411)

Net cash used in investing activities	(6,006)	(13,018)

FINANCING ACTIVITIES:
Repayment of debt	(504)	(466)
Proceeds from revolving credit facility	--	6,000

Net cash provided by (used in) financing activities	(504)	5,534

NET CHANGE IN CASH AND CASH EQUIVALENTS	(761)	(12,158)
CASH AND CASH EQUIVALENTS, beginning of period	20,662	20,219

CASH AND CASH EQUIVALENTS, end of period	$19,901	$8,061

SUPPLEMENTAL CASH FLOW INFORMATION:
Cash paid during the period for --
Interest (net of capitalized interest of $73 and $77)	$14,088	$14,769

Income taxes	$2,199	$3,268